Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Rainier Investment Management Mutual Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Rainier Investment Management Mutual Funds for the year ended March 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Rainier Investment Management Mutual Funds for the stated period.

/s/ Michele T. Mosca	/s/ Elisa Enns
Michele T. Mosca	Elisa Enns
Chief Executive Officer and President	Chief Financial Officer and Treasurer
Rainier Investment Management Mutual Funds	Rainier Investment Management Mutual Funds

Dated: 5/23/2017	Dated: 5/23/2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Rainier Investment Management Mutual Funds for purposes of Section 18 of the Securities Exchange Act of 1934.